UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 20, 2010

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Effective as of January 20, 2009, the Children’s Place Retail Stores, Inc. (the “Company”)  has entered into a letter agreement (the “Letter Agreement”) amending that certain Employment Agreement between Susan J. Riley, the Company’s Vice President, Finance and Administration, and the Company dated as of February 4, 2007 (the “Existing Agreement”), as amended by that certain Amendment to Employment Agreement dated as of December 31, 2008 (the “First Amendment”, and together with the Existing Agreement, the “Employment Agreement”).   A copy of the Existing Agreement was filed on April 19, 2007 with the Securities and Exchange Commission as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated the same date.  A copy of the First Amendment was filed on April 1, 2009 with the Securities and Exchange Commission as Exhibit 10.74 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009.  A description of the Letter Agreement is contained in Item 5.02 below of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 20, 2010, the Company and Ms. Riley have entered into the Letter Agreement awarding Ms. Riley a special bonus in recognition of her past contributions to the Company and in order to secure her future services to the Company.  Pursuant to the terms of the Letter Agreement, if Ms. Riley is employed by the Company through March 31, 2010, she will receive a payment of $1,000,000.  If Ms. Riley is employed by the Company through March 31, 2011, then she will receive an additional payment of $1,000,000.

Under the terms of the Letter Agreement, should the Company terminate Ms. Riley’s employment without cause on or before March 31, 2010, Ms. Riley has agreed to forego the severance payments to which she is entitled in her Employment Agreement and instead receive a payment of $2,000,000 upon her termination.  If the Company terminates Ms. Riley’s employment without cause subsequent to March 31, 2010 but on or before March 31, 2011, then Ms. Riley will forego the severance payments to which she is entitled in her Employment Agreement and instead receive a payment of $1,000,000 upon her termination.  All payments will be made in such manner so as to not violate Section 409A of the Internal Revenue Code of 1986, as amended.

Other than as amended by the Letter Agreement, the terms of the Employment Agreement remain unchanged.  The description of the Letter Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 22, 2010

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Jane T. Elfers
Name:	Jane T. Elfers
Title:	President and Chief Executive Officer